As filed with the Securities and Exchange Commission on December 29, 2016.

Registration No. 333-215146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGENXBIO INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1851754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9600 Blackwell Road, Suite 210

Rockville, MD 20850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth T. Mills

President and Chief Executive Officer

9600 Blackwell Road, Suite 210

Rockville, MD 20850

(240) 552-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay K. Hachigian, Esq. Keith J. Scherer, Esq. Albert W. Vanderlaan, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Marina Park Drive, Suite 900 Boston, MA 02210 (617) 648-9100	Patrick J. Christmas Senior Vice President, General Counsel 9600 Blackwell Road, Suite 210 Rockville, MD 20850 (240) 552-8181

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

REGENXBIO Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-215146) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 filed with the Registration Statement on December 16, 2016. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the re-filed Exhibit 5.1. The remainder of the Registration Statement, including the prospectus, is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

A list of exhibits filed with this registration statement is set forth in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 29th day of December, 2016.

REGENXBIO INC.

By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth T. Mills Kenneth T. Mills	President and Chief Executive Officer (Principal Executive Officer) and Director	December 29, 2016

* Vittal Vasista	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2016

* Donald J. Hayden, Jr.	Chairman of the Board of Directors	December 29, 2016

* Daniel J. Abdun-Nabi	Director	December 29, 2016

* Luke M. Beshar	Director	December 29, 2016

* Allan M. Fox	Director	December 29, 2016

* A.N. “Jerry” Karabelas	Director	December 29, 2016

* David C. Stump	Director	December 29, 2016

* Daniel Tassé	Director	December 29, 2016

*By:	/s/ Patrick J. Christmas
Patrick J. Christmas, As Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of underwriting agreement.

4.1*	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 22, 2015).

4.2*	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on September 22, 2015).

4.3*	Specimen stock certificate evidencing shares of the Registrant’s $0.0001 par value Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on August 17, 2015).

4.4**	Form of certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.

4.5**	Form of warrant agreement.

4.6**	Form of warrant certificate.

4.7*	Form of indenture to be entered into between registrant and a trustee acceptable to the registrant.

4.8**	Form of debt security.

4.9**	Form of rights certificate.

4.10**	Form of unit agreement.

4.11**	Form of unit certificate.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges and Earnings to Preferred Stock Dividends

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in its Opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

25.1***	Statement of Eligibility of Trustee on Form T-1 under Trust Indenture Act of 1939.

*	Previously filed

**	To be filed by amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.